Exhibit 99.1

Rainbow National Services LLC and Subsidiaries

Consolidated Financial Statements

June 30, 2006 and 2005

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	June 30,	December 31,
	2006	2005

ASSETS
Current Assets:
Cash and cash equivalents	$100,432	$148,002
Accounts receivable, trade (less allowance for doubtful accounts of $4,029 and $4,150)	114,183	112,191
Accounts receivable-affiliates, net	1,866	2,106
Feature film inventory, net	98,318	101,584
Prepaid expenses and other current assets	8,596	11,500
Deferred tax asset	2,610	1,738
Total current assets	326,005	377,121

Property and equipment, net of accumulated depreciation of $31,105 and $28,377	17,920	9,256
Feature film inventory, net	366,521	355,732
Deferred carriage fees, net	147,692	157,383
Deferred financing costs, net of accumulated amortization of $6,045 and $4,433	21,745	23,063
Affiliation agreement intangibles, net of accumulated amortization of $297,138 and $274,602	300,018	322,554
Other intangible assets, net of accumulated amortization of $39,716 and $34,395	59,735	65,056
Excess costs over fair value of net assets acquired	24,961	24,961
Other assets	17,154	16,306
	$1,281,751	$1,351,432
LIABILITIES AND MEMBER’S DEFICIENCY
Current Liabilities:
Accounts payable	$19,108	$11,841
Accrued liabilities:
Interest	26,204	29,851
Employee related costs	5,227	4,929
Deferred carriage fees payable	38,252	38,569
Other accrued expenses	7,835	6,954
Accounts payable to affiliates, net	11,205	16,766
Feature film rights payable	84,185	88,176
Deferred revenue	7,060	4,620
Capital lease obligations	1,255	1,592
Bank debt	6,000	6,000
Total current liabilities	206,331	209,298

Feature film rights payable	331,901	328,609
Deferred tax liability, net	100,478	105,517
Capital lease obligations	11,124	—
Senior notes	298,341	298,207
Senior subordinated notes	496,816	496,621
Bank debt	586,500	589,500
Other liabilities	42,133	39,368
Total liabilities	2,073,624	2,067,120
Commitments and contingencies
Member’s deficiency	(791,873)	(715,688)

	$1,281,751	$1,351,432

See accompanying notes to

 consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME

Three and Six Months Ended June 30, 2006 and 2005

(Dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenues, net	$151,613	$135,511	$297,255	$270,564

Operating expenses:
Technical and operating (excluding depreciation and amortization shown below)	48,414	43,062	93,562	78,118
Selling, general and administrative	48,580	44,651	92,786	81,670
Depreciation and amortization	15,400	15,261	30,664	30,618
	112,394	102,974	217,012	190,406

Operating income	39,219	32,537	80,243	80,158

Other income (expense):
Interest expense	(32,819)	(29,947)	(64,905)	(59,068)
Interest income	1,343	826	2,922	1,319
Miscellaneous, net	(2)	(5)	(10)	(24)
	(31,478)	(29,126)	(61,993)	(57,773)
Income before income taxes and cumulative effect of a change in accounting principle	7,741	3,411	18,250	22,385
Income tax (expense) benefit	(3,118)	4,339	(7,309)	(2,843)
Income before cumulative effect of achange in accounting principle	4,623	7,750	10,941	19,542
Cumulative effect of a change inaccounting principle, net of taxes	—	—	(121)	—
Net income	$4,623	$7,750	$10,820	$19,542

See accompanying notes to

 consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENT OF MEMBER’S DEFICIENCY

Six Months Ended June 30, 2006

(Dollars in thousands)

(unaudited)

Balance, December 31, 2005	$(715,688)

Capital distributions	(105,000)
Capital contributions	17,995
Net income	10,820

Balance, June 30, 2006	$(791,873)

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

Six Months Ended June 30, 2006 and 2005

(Dollars in thousands)

(unaudited)

	2006	2005
Cash flows from operating activities:
Income before cumulative effect of a change in accounting principle	$10,941	$19,542
Adjustments to reconcile income before cumulative effect of a change in account principle to cash flows from operating activities:
Depreciation and amortization	30,664	30,618
CSC stockCablevision share-based compensation expense allocations	5,519	2,047
Amortization of feature film inventory	57,381	47,652
Amortization of deferred carriage fees	9,714	7,466
Amortization of deferred financing costs and discounts on indebtedness	1,941	1,941
Net recoveries of doubtful accounts.	(121)	(368)
Deferred income taxes.	(5,911)	(9,890)
Changes in assets and liabilities:
Trade accounts receivable	(1,871)	3,820
Accounts receivable-affiliates, net	240	115
Prepaid expenses and other assets	2,056	3,274
Feature film inventory	(64,904)	(60,587)
Deferred carriage fees	(23)	(474)
Accounts payable and accrued expenses	6,991	(4,012)
Accounts payable-affiliates, net	6,737	9,563
Feature film rights payable	(699)	6,854
Other long-term liabilities	3,060	1,957
Net cash provided by operating activities	61,715	59,518

Cash flows from investing activities:
Capital expenditures	(321)	(242)
Net cash used in investing activities	(321)	(242)

Cash flows from financing activities:
Capital distributions to parent	(105,000)	(10,000)
Repayment of bank debt	(3,000)	(1,500)
Principal payments on capital lease obligations	(964)	(885)
Net cash used in financing activities	(108,964)	(12,385)

Net (decrease) increase in cash and cash equivalents	(47,570)	46,891

Cash and cash equivalents at beginning of period	148,002	75,397

Cash and cash equivalents at end of period	$100,432	$122,288

See accompanying notes to

consolidated financial statements.

Rainbow National Services LLC and Subsidiaries

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 (Dollars in thousands)

(unaudited)

NOTE 1.                BUSINESS

In July 2004, Cablevision Systems Corporation (“Cablevision”) formed Rainbow National Services LLC (the “Company”).  Rainbow Programming Holdings LLC, a wholly owned indirect subsidiary of Cablevision, owns 100% of the membership interests in the Company.  The Company is a holding company with no independent operations.  Its subsidiaries include entities that principally own nationally distributed 24-hour entertainment services operated as integral parts of Cablevision, including AMC, WE tv (“WE”) (formerly known as WE: Women’s Entertainment) and The Independent Film Channel (“IFC”).  The Company’s consolidated financial statements have been derived from the consolidated financial statements and accounting records of Cablevision and reflect certain assumptions and allocations.  The financial position, results of operations and cash flows of the Company could differ from those that might have resulted had the Company been operated autonomously or as an entity independent of Cablevision.

NOTE 2.                BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and with the instructions to Form 10-Q and Article 10 of Regulation S-X for interim financial information as required by the Company’s indentures even though the Company is not a reporting company under the Securities Exchange Act of 1934.  Accordingly, these financial statements do not include all the information and notes required for complete annual financial statements.

The financial statements as of June 30, 2006 and for the three and six months ended June 30, 2006 and 2005 presented herein are unaudited; however, in the opinion of management, such financial statements include all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the results for the periods presented.  All significant intercompany transactions and balances have been eliminated in consolidation.

The results of operations for the interim periods are not necessarily indicative of the results that might be expected for future interim periods or for the full year ending December 31, 2006.

The interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements and notes thereto for the year ended December 31, 2005.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Advertising revenue is recognized when commercials are aired in accordance with the broadcast year which ends on the last Sunday on or prior to the last day of each quarter.  The six months ended June 30, 2006 and 2005 each include 26 weeks and the 2005 year included 52 weeks.  In 2006, the broadcast year will include 53 weeks and the fourth quarter of 2006 will include 14 weeks.

Comprehensive income for the three and six months ended June 30, 2006 and 2005 equals net income for the respective periods.

NOTE 3.                STOCK OPTION REVIEW

On August 8, 2006, Cablevision and CSC Holdings, Inc. (“CSC”) announced that in light of published reports concerning the pricing of stock options and the timing of option grants at numerous other companies, they undertook a voluntary review (the “Stock Option Review”) of their past practices in connection with grants of stock options and stock appreciation rights (“SARs”).   As a result of the Stock Option Review, Cablevision and CSC have determined that the grant date and exercise price assigned to a number of their stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the closing price of Cablevision’s common stock on that date.  Cablevision and CSC expect to restate previously issued annual and interim financial statements to record adjustments relating to stock option and SAR matters.  Cablevision and CSC management have concluded that their financial statements for all periods beginning January 1, 1997 should not be relied upon.

While Cablevision and CSC have not yet finalized their expected restated financial statements, sufficient procedures have been performed relative to their expected restatements to allow the Company to conclude that any adjustment amounts that would be attributable to the Company are not material to the Company.  Therefore, the Company has concluded that no restatement of its previously issued financial statements is required and, accordingly, the financial statements do not reflect any adjustments relating to the matters covered by the Stock Option Review.

As discussed in Note 10, these grants are the subject of ongoing government investigations and litigation.  Cablevision and CSC intend to fully cooperate with such government investigations.

NOTE 4.                CASH FLOWS

For purposes of the consolidated statements of cash flows, the Company considers short-term investments with a maturity at date of purchase of three months or less to be cash equivalents.

During the six months ended June 30, 2006 and 2005, the Company’s non-cash investing and financing activities and other supplemental data were as follows:

	Six Months Ended June 30,
	2006	2005
Non-Cash Investing, Financing and Operating Activities:
Deemed distribution to affiliates due to forgiveness of net amounts due to the Company	$—	$(155,567)
Deemed contributions (net) from affiliate related to income taxes	12,283	11,802
Capital lease obligations	11,751	180
Deferred financing costs	294	—
Cumulative effect of a change in accounting principle	121	—
Recontribution and conversion of redeemable preferred membership interests	—	350,000

Supplemental Data:
Cash interest paid	66,611	59,469
Income taxes paid, net	1,650	852

In March 2005, $155,567 of amounts due from Rainbow Media Holdings LLC, the Company’s indirect parent, were converted to equity and recorded as a deemed capital distribution.

In August 2004, American Movie Classics Company LLC (“AMC LLC”) issued 3.5 million shares of redeemable preferred membership interests with an aggregate liquidation preference of $350,000 to Rainbow Media Holdings LLC, which was recorded as a deemed capital distribution.  In March 2005, the redeemable preferred membership interests were recontributed to a wholly-owned subsidiary of the Company and converted back to common membership interests in AMC LLC.  The impact of the contribution was to reduce debt by $350,000 and decrease member’s deficiency by the same amount in 2005.

NOTE 5.                RECENTLY ADOPTED ACCOUNTING STANDARDS

In June 2005, the FASB issued Statement No. 154, Accounting Changes and Error Corrections - a replacement of Accounting Principles Board (“APB”) Opinion No. 20 and FASB Statement No. 3.  The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle.  Statement No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable.  APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle.  Statement No. 154 requires that a change in method of calculating depreciation, amortization, or depletion for long-lived non financial assets be accounted for as a change in accounting estimate that is effected by a change in accounting principle.  APB Opinion No. 20 previously required that such a change be reported as a change in accounting principle.  Statement No. 154 is effective for accounting changes and corrections of errors made by the Company beginning January 1, 2006.

Cablevision adopted Financial Accounting Standards Board (“FASB”) Statement No. 123R, Share-Based Payment, on January 1, 2006 using the modified prospective method.   The modified prospective method requires that share-based compensation expense be recorded for the unvested portion of restricted share awards and stock option awards outstanding at December 31, 2005 over the remaining service periods related to such awards, after adjustment for estimated forfeitures, and the consolidated financial statements for the prior periods are not restated to reflect, and do not include, the impact of Statement No. 123R.  Cablevision will continue using the Black-Scholes valuation model in determining the fair value of share-based payments.  In accordance with the pro forma disclosure requirements of Statement No. 123, Cablevision recognized the majority of the share-based compensation costs using the accelerated attribution method.  Subsequent to January 1, 2006, Cablevision will continue to recognize the cost for previously granted share-based awards under the accelerated attribution method and will recognize the compensation expense for new share-based awards on a straight-line basis over the requisite service period.

In connection with Cablevision’s adoption of Statement No. 123R, the Company recorded an allocated expense of $121 as a cumulative effect of a change in accounting principle, net of taxes of $72, in the Company’s consolidated statement of income for the three months ended March 31, 2006. Share-based compensation allocated to the Company by Cablevision for the three and six months ended June 30, 2006 (excluding the impact of the cumulative effect of a change in accounting principle, net of taxes discussed above) and 2005 was $2,911 and $5,519, respectively, and $1,982 and $2,047, respectively, and has been recorded as a component of selling, general and administrative expense and as a capital contribution.

NOTE 6.                INCOME TAXES

The Company is a single-member limited liability company, wholly-owned by Rainbow Media Enterprises, Inc. (“RME”), a taxable corporation.  RME is a wholly-owned indirect subsidiary of Cablevision.  As such, the Company is treated as a division of RME and is included in the consolidated income tax return of Cablevision for federal income tax purposes.  Accordingly, based upon the provisions of FASB Statement No. 109, Accounting for Income Taxes, the income tax provision is determined on a stand-alone basis as if the Company filed separate consolidated income tax returns for the periods presented herein.

The income tax expense for the six months ended June 30, 2006 and 2005 of $7,309 and $2,843, respectively, differs from the income tax expense derived from applying the statutory federal rate to pretax income due principally to the impact of state income taxes and non-deductible expenses, and for 2005, a $6,014 deferred tax benefit resulting from a New York state tax law enacted in the second quarter of 2005.

Since there is no tax sharing agreement in place between the Company and Cablevision, allocable current income tax liabilities calculated on a separate company basis that the Company did not pay directly have been reflected as deemed capital contributions to the Company from its parent.  Such contributions amounted to $12,283 and $11,802 for the six months ended June 30, 2006 and 2005, respectively.

NOTE 7.                INTANGIBLE ASSETS

The following table summarizes information relating to the Company’s acquired intangible assets at June 30, 2006 and December 31, 2005:

	June 30, 2006	December 31, 2005	Estimated Useful Lives

Gross carrying amount of amortizable intangible assets
Affiliation agreements	$597,156	$597,156	10 years
Advertiser relationships	90,738	90,738	7 to 10 years
Other intangibles	8,713	8,713	10 years
	696,607	696,607

Accumulated amortization
Affiliation agreements	297,138	274,602
Advertiser relationships	31,595	26,670
Other intangibles	8,121	7,725
	336,854	308,997

Indefinite-lived intangible assets
Excess costs over the fair value of net assets acquired	24,961	24,961

Total intangible assets, net	$384,714	$412,571

Aggregate amortization expense
Six months ended June 30, 2006 and year ended December 31, 2005	$27,857	$55,718

Estimated amortization expense
Year ending December 31, 2006	$55,716
Year ending December 31, 2007	54,396
Year ending December 31, 2008	53,796
Year ending December 31, 2009	52,487
Year ending December 31, 2010	51,531

NOTE 8.                LEASES

The Company leases equipment (primarily satellite equipment) under capital leases, which expire in 2006 and 2019.  At June 30, 2006 and December 31, 2005, the gross amount of equipment and related accumulated depreciation recorded under these leases were as follows:

	June 30, 2006	December 31, 2005

Origination equipment	$21,868	$10,117
Less accumulated depreciation	(9,882)	(9,063)
	$11,986	$1,054

Future minimum capital lease payments as of June 30, 2006 are as follows:

Six months ending December 31, 2006	$1,480
2007	1,536
2008	1,536
2009	1,536
2010	1,536
Thereafter	13,184
Total minimum lease payments	20,808
Less amount representing interest (at 9.3%-10%)	8,429
Present value of net minimum future capital lease payments	12,379
Less principal portion of current installments	1,255
Long-term portion of obligations under capital leases	$11,124

NOTE 9.                SEGMENT INFORMATION

The Company classifies its business interests into two reportable segments: AMC Networks (which includes AMC and WE) and IFC.  These reportable segments are strategic business units that are managed separately.  The Company evaluates segment performance based on several factors, of which the primary financial measure is business segment adjusted operating cash flow (defined as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring charges or credits), a non-GAAP measure.  The Company has presented the components that reconcile adjusted operating cash flow to operating income, an accepted GAAP measure, as well as information as to the operations of the Company’s business segments below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues, net

AMC Networks	$129,462	$115,709	$251,782	$230,957
IFC	22,151	19,802	45,473	39,607
Total	$151,613	$135,511	$297,255	$270,564

Reconciliation (by Segment and in Total) of Adjusted Operating Cash Flow to Operating Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Adjusted operating cash flow

AMC Networks	$53,266	$46,249	$104,116	$103,411
IFC	4,264	3,534	12,310	9,419
RNS Parent	—	(3)	—	(7)
Total	$57,530	$49,780	$116,426	$112,823

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Depreciation and amortization

AMC Networks	$14,088	$13,935	$28,049	$27,879
IFC	1,312	1,326	2,615	2,739
Total	$15,400	$15,261	$30,664	$30,618

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Share-based compensation expense (benefit)

AMC Networks	$2,303	$1,612	$4,424	$2,569
IFC	608	370	1,095	(522)
Total	$2,911	$1,982	$5,519	$2,047

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating income (loss)

AMC Networks	$36,876	$30,703	$71,644	$72,964
IFC	2,343	1,838	8,599	7,202
RNS Parent	—	(4)	—	(8)
Total	$39,219	$32,537	$80,243	$80,158

A reconciliation of reportable segment amounts to the Company’s consolidated balances is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Income before income taxes andcumulative effect of a change inaccounting principle
Total operating income for reportablesegments	$39,219	$32,537	$80,243	$80,158
Items excluded from operating income:
Interest expense	(32,819)	(29,947)	(64,905)	(59,068)
Interest income	1,343	826	2,922	1,319
Miscellaneous, net	(2)	(5)	(10)	(24)
Income before income taxes and cumulative effect of a change in accounting principle	$7,741	$3,411	$18,250	$22,385

	June 30,	December 31,
	2006	2005
Assets
AMC Networks	$1,355,466	$1,262,662
IFC	223,940	215,527
RNS Parent	121,935	214,234
Deferred tax asset	2,610	1,738
Intersegment eliminations	(422,200)	(342,729)
	$1,281,751	$1,351,432

	Six Months Ended June 30,
	2006	2005
Capital expenditures

AMC Networks	$186	$191
IFC	135	51
Total	$321	$242

Substantially all revenues and assets of the Company’s reportable segments are attributed to or located in the United States.

Concentrations of Credit Risk

Financial instruments that may potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents and trade receivables.  Cash is invested in bank time deposits offered by financial institutions that have received the highest rating awarded by Standard & Poor’s and Moody’s Investors Service.  The Company had three customers that in the aggregate accounted for approximately 35% of the Company’s consolidated net trade receivable balances at June 30, 2006 and December 31, 2005, which exposes the Company to a concentration of credit risk.  These customers accounted for approximately 39% of the Company’s net revenues for the six months ended June 30, 2006 and 2005.

NOTE 10.                    LEGAL MATTERS

The Company is subject to various claims in the ordinary course of business.  Although the outcome of these matters cannot be predicted with certainty and the impact of the final resolution of these matters on the Company’s results of operations in a particular subsequent reporting period is not known, management does not believe that the resolution of these matters will have a material adverse effect on the financial position or liquidity of the Company.

Broadcast Music, Inc. Matter

Broadcast Music, Inc. (“BMI”), an organization that licenses the performance of musical compositions of respective members, has alleged that certain of the Company’s subsidiaries require a license to exhibit musical compositions in their respective catalogs. BMI agreed to interim fees based on revenues covering certain periods for certain subsidiaries. These matters were submitted to a Federal Rate Court.  The interim fees paid to BMI remain subject to retroactive adjustment until such time as either a final decision is made by the Court or an agreement is reached by the parties.

Accounting Related Investigations

The improper expense recognition matter previously reported by Cablevision has been the subject of investigations by the Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York.  The Securities and Exchange Commission is continuing to investigate the improper expense recognition matter and Cablevision’s timing of recognition of launch support, marketing and other payments under affiliation agreements.

Stock Option Review

As discussed in Note 3, Cablevision and CSC announced on August 8, 2006 that, based on a voluntary review of past practices in connection with grants of stock options and SARs, they have determined that the grant date and exercise price assigned to a number of their stock option and SAR grants during the 1997-2002 period did not correspond to the actual grant date and the closing price of Cablevision’s common stock on that date. The review has been conducted with outside legal counsel that has not previously been involved with the Cablevision stock option plans. A special committee of independent directors of Cablevision and CSC has received periodic reports on the matter.  Cablevision and CSC have contacted the Securities and Exchange Commission and the U.S. Attorney’s Office for the Eastern District of New York to advise them of these matters and each has commenced an investigation.

In addition, Cablevision and CSC have announced that purported derivative lawsuits relating to past stock option grants have been filed and that they anticipate that additional lawsuits may be filed. The Company has not been named as a defendant in the pending lawsuits.

NOTE 11.                                          DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

The fair value of the Company’s debt instruments are summarized as follows:

	June 30, 2006
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$592,500	$592,500
Senior notes	298,341	313,258
Senior subordinated notes	496,816	544,014
	$1,387,657	$1,449,772

	December 31, 2005
	Carrying Amount	Estimated Fair Value
Debt instruments:
Bank debt	$595,500	$595,500
Senior notes	298,207	316,845
Senior subordinated notes	496,621	553,732
	$1,390,328	$1,466,077

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

NOTE 12.                                          SUBSEQUENT EVENT

On July 5, 2006, the Company entered into an $800,000 senior secured credit facility (the “Credit Agreement”), which consists of a $500,000 term A loan facility and a $300,000 revolving credit facility.  The term A loan facility matures June 30, 2013 and the revolving credit facility matures June 30, 2012.  The Credit Agreement allows the Company to utilize up to $50,000 of the revolving credit facility for letters of credit and up to $5,000 for a swing loan.  Further, the Credit Agreement provides for an incremental facility of at least $100,000 and up to a maximum of $925,000.  If an incremental facility is established, the Company and the lenders will enter into a supplement to the Credit Agreement with terms and conditions that are no more restrictive than those in the Credit Agreement.  There are no commitments from the lenders to fund the incremental facility.

On July 5, 2006, the Company borrowed the entire $500,000 term A loan and $10,000 under the revolving credit facility. The Company used the $510,000 borrowed under the Credit Agreement and $88,048 of additional available cash to repay all of its outstanding borrowings, accrued interest and fees due under its August 2004 $950,000 senior secured credit facility (scheduled to mature March 31, 2012) of which $592,500 was outstanding under a term loan at July 5, 2006 and to pay certain fees and expenses incurred in connection with the Credit Agreement. The Company may use future borrowings under the Credit Agreement to make investments, distributions and other payments permitted under the Credit Agreement and for general corporate purposes. The borrowings under the Credit Agreement may be repaid without penalty at any time.

Borrowings under the Credit Agreement are direct obligations of the Company which are guaranteed jointly and severally by substantially all of its subsidiaries and by Rainbow Programming Holdings LLC, the direct parent of the Company, and are secured by the pledge of the stock of the Company and the stock of substantially all of its subsidiaries and all of the other assets of the Company and substantially all of its subsidiaries (subject to certain limited exceptions). Borrowings under the Credit Agreement bear interest based on either the Base Rate (the greater of the Federal Funds Rate plus 0.5% and the prime rate (as defined in the Credit Agreement)) or the Eurodollar Rate (as defined in the Credit Agreement). The interest rate under the Credit Agreement varies, depending on the Company’s cash flow ratio (as defined in the Credit Agreement), from 1.0% to 1.5% over the Eurodollar Rate for Eurodollar-based borrowings and from zero to 0.5% over the Base Rate for Base Rate borrowings. On July 31, 2006, the interest rate on the term A loan facility and the revolving credit facility was 6.76% and 6.60%, respectively.  The $500,000 term A loan is to be repaid in quarterly installments of 1.25% of the original outstanding balance ($6,250) from March 31, 2008 until December 31, 2010, 2.5% of the original outstanding balance ($12,500) from March 31, 2011 until December 31, 2012, and 32.5% of the original outstanding balance ($162,500) on March 31, 2013 and June 30, 2013, the maturity of the term A loan.  Any amounts outstanding under the revolving credit facility are due at maturity on June 30, 2012.

The financial covenants consist of (i) a minimum ratio of operating cash flow to total interest expense for each quarter (all as defined in the Credit Agreement) of 1.75 to 1.00, (ii) a maximum cash flow ratio of total indebtedness to annualized operating cash flow (all as defined in the Credit Agreement) of 6.75 to 1.00 through June 30, 2008, decreasing thereafter to 6.25 to 1.00, and (iii) a maximum senior secured leverage ratio of senior secured debt to annualized operating cash flow (all as defined in the Credit Agreement) of 5.50 to 1.00.  Additional covenants include restrictions on indebtedness, guarantees, liens, investments, dividends and distributions and transactions with affiliates.

The Company is obligated to pay fees of 0.375% per annum on any undrawn revolver commitment.

In connection with the Credit Agreement entered into in July 2006, the Company incurred deferred financing costs of approximately $5,247 (of which $294 had been incurred through June 30, 2006), which will be amortized to interest expense over the term of the Credit Agreement.  In the third quarter of 2006, deferred financing costs of $6,084 associated with the repayment of the August 2004 credit facility will be recorded as a write-off of deferred financing costs.